Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Johnson & Johnson of our report dated February 11, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
February 11, 2026